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EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United Online, Inc. of our report dated January 6, 2000 relating to the financial statements of AimTV, Inc. (A Development Stage Enterprise), which appears in United Online, Inc.'s Registration Statement on Form S-4 (No. 333-63704).

/s/ PricewaterhouseCoopers LLP

Century City, California
May 20, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS